Exhibit 23.1



                       INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Devon Energy Corporation:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




               /s/  KPMG Peat Marwick LLP


Oklahoma City, Oklahoma
November 6, 1998